EXHIBIT 3.1

STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Demay Secretary for Commercial Recordings

Certified Copy

April 23, 2008

Job Number:    C20080423-1392
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080279167-72	Stock Split	1 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER
Secretary of State

/s/
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City. Nevada 89701 -4069
Telephone (775) 684-5708
Fax (775) 6847138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Ross Miller	20080279167-72
	Ross Miller	Filing Date and Time
	Secretary of State	04/23/2008 10:45 AM
	State of Nevada	Entity Number
Certificate of Change Pursuant		C15145-1993
to NRS 78.209

USE ONLY BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change file Pursuant to NRS 78.209
For Nevada Profit Corporations

1.	Nameof corporation: SKYE INTERNATIONAL, INC.

2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares at the par value, if any, of each class or series,if any, of shares before the change: 100,000,000 shares of common stock, par value $0.001 per Share

4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 25,000,000 shares of common stock, par value $0.001 per share

5.
The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of common stock to be issued for every 4 issued and outstanding shares of common stock

6.
The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Payment shall be made for fractions of a share at the rate of $0.10 per pre-split share.  The company expects that less than 10,000 fractional common shares will require payment by the company.

7.	Effective date of filing (optional):	5/4/08
(must not be later than 90 days after the certificate is filed)

8.	Officer Signature:	/s/ Perry Logan	Chief Executive Officer
		Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.209 2007 Revised 01/01/2007